SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        _______________________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported): February 16, 2004



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




          Texas                      0-4690                    74-2126975
(State or other jurisdiction   (Commission file               (I.R.S. employer
 of incorporation)                number)                   identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (512)  404-5000



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Item 5 - Other Events and Regulation FD Disclosure.


     (i) The Board of Directors of Financial Industries Corporation ("FIC") has elected Charles B. Cooper as Chief Operating Officer. Mr. Cooper has served as a consultant to FIC since November 2003.

     Mr. Cooper has over 33 years of management experience in the life insurance industry. From February 2000 to July 2002, he served as President and CEO of American Amicable Group. He was President and Chief Operating Officer of American Income Life from 1975 to 1999. Mr. Cooper has also served as a management consultant to several insurance companies. His consulting practice has involved a wide range of operational matters, including product analysis, systems conversions and operations audit. Mr. Cooper has received a B.A. in Economics from the University of Washington and a J.D. from University of Washington School of Law.

     In connection with the election, Mr. Cooper received long-term incentives in the form of a grant of options to purchase 25,000 shares of FIC common stock at an exercise price equal to the fair market value on the effective date of his election. The option grant is subject to the approval of the shareholders of FIC.

     (ii) Effective as of February 13, 2004, the employment of Thomas C. Richmond with FIC was terminated. Mr. Richmond had served as a Vice President of FIC and as an officer of FIC's insurance subsidiaries. In that capacity, he had responsibility for the Information and Technology Services functions of the Company. FIC and Mr. Richmond entered into an amendment to his employment agreement, which provides that the employment period ends as of February 13, 2004. Following the end of the employment period, Mr. Richmond will receive severance payments on a bi-weekly basis at the annual salary rate ($190,000) set forth in the original employment agreement, net of applicable taxes. In addition, Mr. Richmond will receive certain medical, dental and life insurance benefits during the period that he receives severance payments.

     The description of the amendment to the employment agreement is qualified by reference to the complete agreement which is filed as an exhibit and is incorporated herein by reference.

     (iii) Effective as of February 13, 2004, the employment of John Welliver was terminated. Mr. Welliver had served as a Vice President of FIC and as an officer of FIC's insurance subsidiaries. In that capacity, he had responsibility for the underwriting, customer service, claims and agency services functions. Mr. Welliver will receive severance payments for a twelve-week period.



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Item 7.  Financial Statements and Exhibits .

     (c) Exhibits

         Exhibit 10.1 Amendment dated as of February 13, 2004 to Employment Agreement by and between Thomas C. Richmond and Financial Industries Corporation.

         Exhibit 99.1  Press   release  dated  February  17,  2004,  issued  by
                       Financial Industries Corporation



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINANCIAL INDUSTRIES CORPORATION



Date: February 17,  2004                By:        /s/ J. Bruce Boisture
                                            ___________________________________
                                            President and Chief Executive
                                            Officer



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